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                                                                                                         EXHIBIT 11

                                               FINE HOST CORPORATION
                                         Computation of Per Share Earnings




                                                         Three Months Ended             Six Months Ended
                                                        June 26,       June 28,      June 26,    June 28,
                                                          1996            1995         1996        1995


Income applicable to Common Stock                     $     251       $    74     $      509    $    282
Stock warrant accretion                                    (260)           (2)        (1,300)        (74)
                                                      ---------     ----------      ---------    --------
Net income (loss) available to Common
      Stockholders                                    $      (9)      $    72     $     (791)   $    208
                                                      ==========      ==========  ===========   ========

Weighted average number of common shares
      outstanding                                      2,306,096     2,048,200      2,177,148     2,048,200
Average convertible Preferred shares
      outstanding                                        939,197       890,713        939,197       805,437
Assumed conversion of:
      $4.93 Warrants                                     391,708       211,016        387,260       211,016
      $.01 Warrants                                           -        166,956              -       166,956
      $4.93 Options                                       17,347         7,655         16,463         7,655
      $6.43 Options                                       53,066         5,567         48,737         5,567
      $7.14 Options                                        4,734             -          4,253             -
      $12.00 Options                                           -             -          2,370             -
                                                       ---------     ---------      ---------     ---------

Average number of shares of Common Stock
      outstanding assuming full dilution               3,712,148     3,330,107      3,575,428     3,244,831
                                                       =========     =========      =========     =========

Net earnings(loss) per share assuming full dilution    $      -     $      .02      $   (.22)    $     .06
                                                       =========     =========      =========     =========


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